Exhibit 99.1

iRhythm Holdings Announces First Quarter 2026 Financial Results

SAN FRANCISCO, April 30, 2026 -- iRhythm Holdings, Inc. (NASDAQ: IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today reported financial results for the three months ended March 31, 2026.

First Quarter 2026 Financial Highlights
•Revenue of $199.4 million, a 25.7% increase compared to first quarter 2025
•Gross margin of 70.9%, a 210-basis point increase compared to first quarter 2025
•Net loss of $13.9 million, a $16.8 million improvement compared to first quarter 2025
•Adjusted EBITDA and adjusted EBITDA margin of $14.1 million and 7.1%, respectively, a $16.7 million and 880-basis point improvement, respectively, compared to first quarter 2025
•Unrestricted cash, cash equivalents, and marketable securities of $549.6 million as of March 31, 2026
•Increased fiscal year 2026 revenue guidance to $875 million to $885 million and adjusted EBITDA margin to 12.0% to 13.0%

Recent Operational Highlights
•Delivered another strong quarter, demonstrated by robust volume led revenue growth and expanded margins, with continued momentum across cardiology, primary care, innovative channels, and international markets
•Presented data at ACC and HRS further demonstrating the benefits of iRhythm’s Zio® ambulatory ECG portfolio across multiple patient populations as company launches new digital education platform

“We delivered a strong start to 2026, with continued revenue growth reflecting durable demand for our platform and increasing adoption across multiple care settings,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “We are increasingly diversified across channels, with meaningful contributions from Zio monitor, Zio AT, innovative partnerships, and international markets. As we advance our AI-enabled capabilities and expand into earlier detection, we believe we are unlocking a significantly larger opportunity to improve patient outcomes while providing an integrated solution that lowers the total cost of cardiac care.”

First Quarter 2026 Financial Results
Revenue for the first quarter of 2026 was $199.4 million, up 25.7% from $158.7 million during the same period in 2025. The increase was driven primarily by sustained volume demand across our customer base, reflecting continued strength in our core business and contributions from newer growth channels.

Gross profit for the first quarter of 2026 was $141.4 million, up 29.4% from $109.2 million during the same period in 2025, while gross margin was 70.9%, a 210-basis point improvement compared to first quarter 2025. The increase in gross profit was primarily due to increased volume of Zio services. The increase in gross margin was primarily driven by continued operational efficiencies, as well as scale benefits from higher volumes.

Operating expenses for the first quarter of 2026 were $157.5 million, compared to $141.8 million for the same period in 2025. Adjusted operating expenses for the first quarter of 2026 were $153.5 million, compared to $140.4 million during the same period in 2025. The increase in adjusted operating expenses, period over period, was driven by an increase in volume-related costs to serve, litigation-related expenses and investments to drive future revenue growth.

Net loss for the first quarter of 2026 was $13.9 million, or a net loss of $0.43 per diluted share, compared with net loss of $30.7 million, or net loss of $0.97 per diluted share, for the same period in 2025. Adjusted net loss for the first quarter of 2026 was $11.3 million, or net loss of $0.35 per diluted share, compared with an adjusted net loss of $30.3 million, or net loss of $0.95 per diluted share, for the same period in 2025. The decrease in net loss was primarily driven by our revenue growth and operating leverage achieved through implementation of efficiency initiatives.

Unrestricted cash, cash equivalents, and marketable securities were $549.6 million as of March 31, 2026.

Exhibit 99.1

2026 Annual Guidance
For the full year 2026, iRhythm expects revenue between $875 million and $885 million and adjusted EBITDA margin between 12% and 13%, reflecting continued volume-led growth, gross margin expansion, and operating leverage while maintaining disciplined investment in innovation and market expansion.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Interested parties may access a live and archived webcast of the presentation on the “Events & Presentations” section of the company’s investor website at investors.irhythmtech.com.

About iRhythm Holdings, Inc.
iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all.

Use of Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted EBITDA margin, adjusted net loss, adjusted net loss per share, adjusted operating expenses and free cash flow. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted operating expenses and adjusted EBITDA margin estimates for full year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted operating expenses and adjusted EBITDA estimates is not available without unreasonable effort.

Adjusted EBITDA excludes non-cash operating charges for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include statements regarding financial guidance, market opportunity, ability to penetrate the market, expansion into new health programs, international market expansion, anticipated productivity and quality improvements, anticipated demand for our products and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including those on the Form 10-Q expected to be filed on or about April 30, 2026. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Contact
investors@irhythmtech.com

Media Contact
Kassandra Perry
mediarelations@irhythmtech.com

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except par value)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$240,146	$236,012
Marketable securities	309,474	347,751
Accounts receivable, net	80,863	75,706
Inventory	23,800	21,634
Prepaid expenses and other current assets	26,275	21,662
Total current assets	680,558	702,765
Property and equipment, net	156,704	151,599
Operating lease right-of-use assets	40,324	41,827
Restricted cash	8,358	8,358
Goodwill	862	862
Long-term strategic investments	72,860	69,913
Other assets	46,699	44,718
Total assets	$1,006,365	$1,020,042
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,559	$2,256
Accrued liabilities	102,342	128,747
Deferred revenue	4,056	4,201
Operating lease liabilities, current portion	16,793	16,686
Total current liabilities	131,750	151,890
Long-term senior convertible notes	650,313	649,504
Other noncurrent liabilities	907	908
Operating lease liabilities, noncurrent portion	62,185	64,994
Total liabilities	845,155	867,296
Stockholders’ equity:
Preferred stock, $0.001 par value – 5,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value – 100,000 shares authorized; 33,083 shares issued and 32,854 shares outstanding at March 31, 2026, respectively; and 32,526 shares issued and 32,297 shares outstanding at December 31, 2025, respectively	33	32
Additional paid-in capital	1,003,514	980,757
Accumulated other comprehensive income	42	403
Accumulated deficit	(817,379)	(803,446)
Treasury stock, at cost; 229 shares at March 31, 2026 and December 31, 2025	(25,000)	(25,000)
Total stockholders’ equity	161,210	152,746
Total liabilities and stockholders’ equity	$1,006,365	$1,020,042

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$199,390	$158,677
Cost of revenue	58,037	49,461
Gross profit	141,353	109,216
Operating expenses:
Research and development	21,358	21,519
Acquired in-process research and development	296	296
Selling, general and administrative	135,884	119,957
Total operating expenses	157,538	141,772
Loss from operations	(16,185)	(32,556)
Interest and other income, net:
Interest income	4,879	4,919
Interest expense	(3,290)	(3,273)
Other income, net	1,163	875
Total interest and other income, net	2,752	2,521
Loss before income taxes	(13,433)	(30,035)
Income tax provision	500	665
Net loss	$(13,933)	$(30,700)
Net loss per common share, basic and diluted	$(0.43)	$(0.97)
Weighted-average shares, basic and diluted	32,507	31,590

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA reconciliation*
Net loss, as reported[1]	$(13,933)	$(30,700)
Interest expense	3,290	3,273
Interest income	(4,879)	(4,919)
Changes in fair value of strategic investments	(1,447)	(843)
Income tax provision	500	665
Depreciation and amortization	5,042	5,210
Stock-based compensation	21,491	23,344
Business transformation costs	346	503
Intellectual property litigation costs[2]	3,689	832
Adjusted EBITDA	$14,099	$(2,635)

Adjusted net loss reconciliation*
Net loss, as reported[1]	$(13,933)	$(30,700)
Business transformation costs	346	503
Intellectual property litigation costs[2]	3,689	832
Changes in fair value of strategic investments	(1,447)	(843)
Tax effect of adjustments[3]	—	(91)
Adjusted net loss	$(11,345)	$(30,299)

Adjusted net loss per share reconciliation*
Net loss per share, as reported[1]	$(0.43)	$(0.97)
Business transformation costs per share	0.01	0.02
Intellectual property litigation costs per share[2]	0.11	0.03
Changes in fair value of strategic investments per share	(0.04)	(0.03)
Tax effect of adjustments per share[3]	—	—
Adjusted net loss per share	$(0.35)	$(0.95)
Weighted-average shares, basic and diluted	32,507	31,590

Adjusted operating expenses reconciliation*
Operating expenses, as reported	$157,538	$141,772
Business transformation costs	(346)	(503)
Intellectual property litigation costs[2]	(3,689)	(832)
Adjusted operating expenses	$153,503	$140,437

*Certain numbers expressed may not sum due to rounding.
1 Net loss for the three months ended March 31, 2026 and 2025, includes $0.3 million of acquired in-process research and development expense.
2 Excludes third-party attorneys' fees and expenses associated with patent litigation brought against the Company by Welch Allyn, Inc. and Bardy Diagnostics, Inc., subsidiaries of Baxter International, Inc.
3 Income tax impact of Non-GAAP adjustments listed.

Exhibit 99.1

	Three Months Ended March 31,
	2026	2025
Free cash flow reconciliation*
Net cash used in operating activities	$(26,173)	$(7,891)
Purchases of property and equipment	(6,905)	(9,419)
Free cash flow	$(33,078)	$(17,310)
*Certain numbers expressed may not sum due to rounding.